Principal Amount: $100,000 **Issue Date: September 6, 2017**

SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, BLINK CHARGING CO. formerly known as CAR CHARGING GROUP, INC., a Nevada corporation (hereinafter called "**Borrower**"), hereby promises to pay to the order of CHASE MORTGAGE, INC., Post Office Box 403303, Miami Beach FL 33140 (collectively, the "**Holder**"), without demand, the sum of One Hundred Thousand Dollars ($100,000.00) ("**Principal Amount**"), with interest accruing thereon, on the earlier of (a) December 29, 2017; or (b) the Borrower cumulatively receiving Five Million ($5,000,000) Dollars from equity investor(s) and/or debt financing (the "**Maturity Date**"), if not sooner paid.

This Note also contains a five (5) year warrant to purchase 6,000 shares of common stock substantially in the form attached as Exhibit A to the Note (the "Warrant").

ARTICLE I
GENERAL PROVISIONS

1.1 Interest Rate. Interest payable on this Note shall accrue at the annual rate of twelve percent (12%) and be payable on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

1.2 Payment Grace Period. The Borrower shall have a ten (10) day grace period to pay any monetary amounts due under this Note. After the expiration of the grace period, during the pendency of an Event of Default (as described in Article III), a default interest rate of eighteen percent (18%) per annum shall be in effect.

1.3 Maturity Date. The Maturity Date of this Note is the earlier of (a) December 29, 2017; or (b) the Borrower cumulatively receiving Five Million ($5,000,000) Dollars from equity investor(s) and/or debt financing.

1.4 Prepayment. This Note may be prepaid by the Borrower in whole, at any time, or in part, from time to time, without penalty or premium, upon four (4) business days prior written notice to the Holder. No such notice shall be necessary if payment will be made on the Maturity Date.

1.5 Installation Payments. Prior to the Maturity Date, for every One Million Dollars ($1,000,000) cumulatively received by Borrower from equity investor(s) and/or debt financing, the Holder shall be entitled to be repaid Twenty Thousand ($20,000) Dollars.

ARTICLE II
VARIOUS RIGHTS

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D. Fundamental Transaction. In the event the Borrower undergoes a Fundamental Transaction, as a condition thereof, Borrower covenants and agrees to cause the surviving entity to such transaction to assume the obligations under this Note and upon the closing of such Fundamental Transaction, and as a condition thereof, such company shall assume the obligations of Borrower as if named as Borrower herein.

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ARTICLE III
EVENT OF DEFAULT

The occurrence of any of the following events of default ("**Event of Default**") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal, interest or other sum due under this Note when due.

3.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

3.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made.

3.4 Liquidation. Any dissolution, liquidation or winding up of Borrower or any substantial portion of its business.

3.5 Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due.

3.6 Receiver or Trustee. The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.7 Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $500,000, unless stayed vacated or satisfied within thirty (30) days.

3.8 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower.

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ARTICLE IV
SECURITY INTEREST

4.1 Security Interest. Borrower hereby assigns, pledges, transfers and grants to Holder and SMS Real Estate LLC a first priority lien on and continuing security interest in all of the Borrower's assets listed on Exhibit A hereto (collectively hereinafter referred to as the "Collateral"). Borrower shall execute such documents as may be reasonably required by Holder to perfect its security interest in the Collateral (including, without limitation, a financing statement and security agreement). This Promissory Note shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of amounts due hereunder, (b) be binding upon Borrower and its successors and assigns and (c) inure to the benefit of the Holder and its successors, transferees and assigns. In the Event of an uncured Default, Holder shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of Florida. Upon the payment in full of amounts due hereunder, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Borrower. Upon any such termination, the Holder will execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence such termination. Notwithstanding anything to the contrary, Borrower hereby pledges to the Holder, and creates in the Holder for its benefit, a first priority security interest for such time until all of the obligations are paid in full, in and to all of the property and assets of the Borrower including but not limited to all of the property and assets as set forth in Exhibit "A" attached hereto, whether presently owned or existing or hereafter acquired or coming into existence, and all additions and accessions thereto and all substitutions and replacements thereof (collectively, the "Pledged Property").

4.2 Waiver of Automatic Stay. The Borrower acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Borrower, or if any of the Collateral should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under hereunder and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to this Note and/or applicable law. THE BORROWER EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THIS NOTE AND/OR APPLICABLE LAW. The Borrower hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Borrower and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Borrower represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Borrower has been represented (or has had the opportunity to he represented) in the signing of this Note and in the making of this waiver by independent legal counsel selected by the Borrower and that the Borrower has discussed this waiver with counsel.

ARTICLE V
MISCELLANEOUS

5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial

exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, e-mail, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery, delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, or by e-mail at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: Blink Charging Co. f/k/a Car Charging Group, Inc., Mike Calise, CEO, 3284 North 29th Court, Hollywood, FL 33020-1320, facsimile: 305-521-0201, (ii) if to the Holder, to the name, address and facsimile number set forth on the front page of this Note.

5.3 Amendment Provision. The term "Note" and/or "Promissory Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented. This Note may only be amended or modified by a written document signed by Borrower and Holder.

5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. The Borrower may not assign its obligations under this Note except as required in connection with a Fundamental Transaction or upon the prior written consent of Holder.

5.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

5.6 Governing Law, Venue, Waiver of Jury Trial. This Note shall be governed by and construed in accordance with the laws of the State of Florida without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of Florida or in the federal courts located in the State of Florida, County of Miami-Dade. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder. THE HOLDER AND THE BORROWER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE, ANY OTHER CONTRACT OR INSTRUMENT DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.8 Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Florida, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

5.9 Redemption. This Note may not be redeemed or called without the consent of the Holder except as described in this Note.

5.10 Shareholders, Officers and Directors Not Liable. In no event shall any shareholder, officer or director of Borrower be liable for any amounts due or payable pursuant to this Note.

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the date and year first above written.

BLINK CHARGING CO. f/k/a
CAR CHARGING GROUP, INC.

By: ______________________________
Mike Calise, Chief Executive Officer

BLINK CHARGING CO. f/k/a
CAR CHARGING GROUP, INC.

By: ______________________________
Michael D. Farkas, Executive Chairman

Exhibit A
DEFINITION OF COLLATERAL

For the purpose of securing prompt and complete payment and performance by the Borrower (hereinafter the "Company") of all of the obligations under the Note, the Company unconditionally and irrevocably hereby grants to the Holder (hereinafter the "Secured Party") a continuing first priority security interest in and to, and lien upon, the following pledged property of the Company:

1 all cash, negotiable instruments, escrow funds, bank accounts, assets of all subsidiaries, shares of stocks of all subsidiaries, contract rights, prepaid expenses and claims;

(b) all goods of the Company, including, without limitation, machinery, equipment, computer, furniture, furnishings, fixtures, signs, lights, tools, parts, supplies and motor vehicles of every kind and description, now or hereafter owned by the Company or in which the Company may have or may hereafter acquire any interest, and all replacements, additions, accessions, substitutions and proceeds thereof, arising from the sale or disposition thereof, and where applicable, the proceeds of insurance and of any tort claims involving any of the foregoing;

(c) all inventory of the Company, including, but not limited to, all goods, wares, merchandise, parts, supplies, finished products, other tangible personal property, including such inventory as is temporarily out of Company's custody or possession and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing;

(d) all contract rights and general intangibles of the Company, including, without limitation, goodwill, trademarks, trade styles, trade names, leasehold interests, partnership or joint venture interests, patents and patent applications, copyrights, deposit accounts whether now owned or hereafter created;

(e) all documents, warehouse receipts, instruments and chattel paper of the Company whether now owned or hereafter created, including without limitation all files, records, books of account, business papers and computer programs;

(f) all accounts and other receivables, instruments or other forms of obligations and rights to payment of the Company (herein collectively referred to as "Accounts"), together with the proceeds thereof, all goods represented by such Accounts and all such goods that may be returned by the Company's customers, and all proceeds of any insurance thereon, and all guarantees, securities and liens which the Company may hold for the payment of any such Accounts including, without limitation, all rights of stoppage in transit, replevin and reclamation and as an unpaid vendor and/or lienor, all of which the Company represents and warrants will be bona fide and existing obligations of its respective customers, arising out of the sale of goods by the Company in the ordinary course of business;

(g) to the extent assignable, all of the Company's rights under all present and future authorizations, permits, licenses and franchises issued or granted in connection with the operations of any of its facilities; and

(h) all products and proceeds (including, without limitation, insurance proceeds) from the above-described Pledged Property.